Exhibit (d)(13)

HIGHLAND FUNDS II

HIGHLAND SMALL-CAP EQUITY FUND

AMENDMENT NO. 1

TO AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (this “Amendment”) shall be effective as of the 1st day of July, 2013 (the “Effective Date”), by and among HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P. (formerly, Pyxis Capital, L.P., and formerly Highland Funds Asset Management, L.P.), a Delaware limited partnership (“HCMFA”), HIGHLAND FUNDS II (formerly, Pyxis Funds II, and formerly Highland Funds II), a Massachusetts business trust (“Trust”), on behalf of the HIGHLAND SMALL CAP EQUITY FUND (formerly, Pyxis Small- Cap Equity Fund, and formerly Highland Small-Cap Equity Fund) (“Fund”), a series of the Trust, solely with respect to Section 13(b) of the Agreement (as defined below), and PALISADE CAPITAL MANAGEMENT, L.L.C., a New Jersey limited liability company (“Sub-Adviser”).

WHEREAS, HCMFA, the Trust and Sub-Adviser are parties to that certain Amended and Restated Sub-Advisory Agreement, dated as of February 18, 2011 (the “Agreement”).

WHEREAS, HCMFA, the Trust and Sub-Adviser desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree to amend the Agreement as follows:

1.	Section 2(c) of the Agreement shall be amended to add the following sentence to the end of the first paragraph of Section 2(c):

Notwithstanding anything to the contrary contained in this Agreement, Sub-Adviser shall not select any brokers or dealers listed on Schedule B hereto for the purchase or sale of securities or other investments of the Fund’s Allocated Assets.

2.	A new Schedule B shall be added to the Agreement and such schedule shall read as follows:

Schedule B

Excluded Brokers and Dealers

US Bank

3.	All terms used herein as defined terms and not otherwise defined herein have the meaning ascribed to such terms in the Agreement. This Amendment will control in the event of a conflict between the provisions hereof and those of the Agreement. Except as provided in the preceding clauses, the Agreement will be unamended and will continue in full force and effect.

4.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P.

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer

HIGHLAND FUNDS II, ON BEHALF OF
HIGHLAND SMALL-CAP EQUITY FUND, A
SERIES OF HIGHLAND FUNDS II, SOLEY
WITH RESPECT TO SECTION 13(b) OF THE
AGREEMENT

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer

PALISADE CAPITAL MANAGEMENT, L.L.C.

By: /s/ Jeffrey D. Serkes
Name: Jeffrey D. Serkes
Title: Chief Operating Officer

[AMENDMENT NO. l TO AMENDED AND RESTATED SUB-ADVlSORY AGREEMENT]

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